Exhibit 99.1

Electronically Filed

08/25/2011 03:49:22 PM

FFCL
CLERK OF THE COURT

DISTRICT COURT

CLARK COUNTY, NEVADA

CONSIPIO HOLDING BV, a corporation organized under the laws of The Netherlands,	Case No.: A-10-622802-B
et al.,	Dept. No.: XI

Plaintiffs,

vs.	FINDINGS OF FACT, CONCLUSIONS OF LAW

PRIVATE MEDIA GROUP, INC., a Nevada corporation, et al.,	AND

Defendants,	ORDER APPOINTING RECEIVER

AND ALL RELATED ACTIONS.

The Court’s sua sponte motion to reconsider its Findings of Fact, Conclusions of Law and Preliminary Injunction entered November 17, 2010 came on for hearing on August 23, 2011. Plaintiffs appeared by and through Charles H. McCrea, Jr. (SBN #104) and Meredith Markwell (SBN #9203) of the law firm Lionel Sawyer & Collins. Defendant PRIVATE MEDIA GROUP, INC. (“PRVT”) appeared by and through Robert A. Dotson (SBN #5285) of the law firm Laxalt & Nomura. The Court has reviewed the pleadings and papers on file herein, considered the evidence presented and heard the arguments of counsel.

GOOD CAUSE APPEARING, the Court makes the following Findings of Fact and Conclusions of Law:

FINDINGS OF FACT

The Court finds the following facts:

1. Plaintiff CONSIPIO HOLDING BV (“Consipio”) is a corporation organized under the laws of The Netherlands. Consipio is the sole and lawful holder of the voting rights to 5,600,000 shares of PRVT common stock, representing 27.05% of PRVT’s issued and outstanding shares. Consipio is also a creditor of PRVT holding debt in the principal amount of $5.5 million that is currently in default and secured by a pledge of said 5,600,000 shares of PRVT common stock.

2. Plaintiff ILAN BUNIMOVITZ (“Bunimovitz”) is an individual. Bunimovitz is the legal and beneficial owner and sole lawful holder of the voting rights to 1,875,951 shares of PRVT common stock, representing 9.06% of PRVT’s issued and outstanding shares. Bunimovitz has been a shareholder of PRVT from January 20, 2009 to present.

3. Plaintiff TISBURY SERVICES INC. (“Tisbury”) is a company organized under the laws of the British Virgin Islands. Tisbury is the legal and beneficial owner and sole lawful holder of the voting rights to 2,781,029 shares of PRVT common stock, representing 13.43% of PRVT’s issued and outstanding shares. Tisbury has been a shareholder of PRVT from May 14, 2009 to present.

4. Plaintiffs are the holders of more than one-tenth of the issued and outstanding stock of PRVT.

5. Defendant PRIVATE MEDIA GROUP, INC. is a Nevada corporation. PRVT is publicly traded on NASDAQ under the symbol “PRVT.”

6. Defendant BERTH H. MILTON, JR. (“Milton”) is an officer (president) and director (chairman) of PRVT. Milton is also PRVT’s largest single shareholder, claiming beneficial ownership of 9,059,840 common shares.

7. On August 11, 2010, Plaintiffs filed their Verified Complaint charging Milton and others with misfeasance, malfeasance, gross mismanagement and breach of fiduciary duties. Pursuant to Nev. Rev. Stat. 78.650, Plaintiffs sought the appointment of a receiver and requested injunctive relief to prevent further waste of PRVT’s assets.

8. On August 16, 2010, the Court entered a Temporary Restraining Order enjoining PRVT from, inter alia, “undertaking any [    ] act or transaction that is not in the ordinary course of business, without the prior approval of a majority of the disinterested members of the Board of Directors [    ] at a duly noticed regular meeting of the Board of Directors or at a Special Meeting of the Board of Directors held in compliance with the requirements of this Temporary Restraining Order....”

9. On August 25, 2010, Plaintiffs filed their First Amended Verified Complaint adding derivative claims pursuant to NRCP 23.1 against Milton and his associates for conspiracy, gross mismanagement and breach of their fiduciary duties.

10. On September 23, 2010, at a special meeting of PRVT’s board of directors held pursuant to Court order, the board set the date for its 2010 annual shareholder meeting for November 18, 2010.

11. On October 21, 2010, the Court entered an order (the “October 21 Order”) which, in relevant part, stated:

ORDERED that PRVT [1] shall recognize the right of Plaintiff Consipio Holding BV (“Consipio”) to vote 5,600,000 shares of PRVT common stock (the “5.6M PRVT Shares”) that are the subject of that certain Pledge Agreement dated December 21, 2001 from Slingsby Enterprises Limited (in evidence as Exhibit 218) and [2] shall allow Consipio to exercise its voting rights to the 5.6M PRVT Shares at PRVT’s Annual Shareholders Meeting presently scheduled for November 18, 2010 [    ].

12. On November 17, 2010, following an evidentiary hearing spanning seven days, the Court denied Plaintiffs’ application for the appointment of a receiver but issued a Preliminary Injunction on the same terms as the Temporary Restraining Order. In its Findings of Fact, Conclusions of Law the Court made, inter alia, the following findings:

•	Milton caused PRVT to make numerous substantial unsecured loans to himself and entities he controls, serving no PRVT corporate purpose. The amount of these loans total in excess of $10.0 million. These loans were not approved by the Board of Directors when made and Milton has made no attempt to repay them for at least the past five years. According to PRVT’s Annual Report filed with the SEC for the year ending December 31, 2009, “[PRVT has] unsecured loans to Slingsby Enterprises Limited (“Slingsby”), an entity controlled by Mr. Milton (the “Slingsby Loans”). The Slingsby Loans bear interest at the rate of EURIBOR+1% per annum and have no maturity date. During 2009 the highest amount outstanding was EUR 7.25 million. As of December 31, 2009, and March 31, 2010, EUR 7.25 million and EUR 7.3 million, respectively, remained outstanding on these loans, including interest. No payments of principal or interest have been made in respect of the Slingsby Loans.”

•	The Board of Directors of PRVT has not demanded the repayment of the Slingsby Loans or caused PRVT to take steps to collect them.

•	PRVT’s business suffers from a lack of operating capital.

•	In 2009, Milton acting as the compensation committee for PRVT caused PRVT to pay him at least $625,000 that was not approved by the board of directors.

•	There is a pattern of Milton acting and then getting members of the board of directors to justify his actions after the fact.

13. On November 18, 2010, PRVT held its 2010 annual shareholder meeting. At the meeting, two competing slates of directors were nominated; one proposed by incumbent management (the “Milton Slate”) and one proposed by Consipio (the “Consipio Slate”). Both slates nominated Eric Johnson as a director. According to the inspector of elections appointed by PRVT, the Milton Slate won by a margin of not more than 562,285 shares. PRVT refused to allow Consipio to vote 3,950,000 shares of the 5,600,000 shares that were the subject of the October 21 Order, ostensibly because its inspector of elections could not precisely identify them.

Had PRVT allowed those shares to be voted, the Consipio Slate would have won by more than 3,300,000 shares. Eric Johnson received a vote 15,893,296 shares out of 16,040,170 total shares voting, roughly twice the number of shares voted for any other nominee on either slate.

14. On January 28, 2011, the Court scheduled an evidentiary hearing to trace the PRVT shares which were the subject of the Court’s October 21 Order directing that Consipio be permitted to vote 5,600,000 shares at PRVT’s 2010 annual shareholders meeting. This evidentiary hearing was held on June 14, 15, 16, 17 and 20, 2011. At the conclusion thereof, the Court entered its Findings of Fact, Conclusions of Law and Order (the “June 20 Order”) which included the following findings of fact:

•	At the 2010 annual shareholder meeting, PRVT and Milton had actual knowledge of the Court’s directives in the October 21 Order.

•	As a result of Milton’s concealment of the shares he claims to beneficially own, Consipio was denied its right to vote 3,950,000 PRVT shares at the 2010 annual meeting.

•	Circumstantial evidence supports Plaintiffs’ contention that the 3,950,000 shares were voted by Milton.

The June 20 Order also included the following conclusions of law:

•	At the 2010 annual meeting, Consipio was the sole and lawful holder of the voting rights to 5,600,000 shares of PRVT common stock.

•	The concealment of the 3,950,000 shares by Milton from Consipio resulted in a disenfranchisement of Consipio.

•	The 3,950,000 shares were either voted by Milton or were concealed from Consipio by Milton, thereby preventing Consipio from voting the 3,950,000 shares in violation of the October 21 Order.

•

Because the 3,950,000 shares were either voted by Milton or were concealed from Consipio by Milton, thereby preventing Consipio from voting those shares in violation of the October 21 Order, the election of directors at the 2010 shareholder meeting was invalid.

15. On June 22, 2011, Plaintiffs filed a motion for order setting a special meeting of PRVT shareholders and other relief, which was heard on June 28, 2011. At the conclusion of the hearing, the Court issued a ruling from the bench ordering that PRVT hold a shareholder meeting on August 15, 20111 and that PRVT hold an emergency meeting of its board of directors (1) to fill the vacancy caused by the resignation of independent director Bernt Akander and (2) to set the record date for the August 15 shareholder meeting.

16. On July 1, 2011, the Court entered a written order confirming its ruling from the bench stating:

ORDERED, ADJUDGED AND DECREED that PRVT shall hold an emergency meeting of its Board of Directors to (1) appoint a person to replace resigned independent director Bernt Akander and (2) set a record date, a meeting date, and a meeting location in accordance with the company’s bylaws and the rules and regulations.

This order was entered at 11:44 AM on July 1, 2011 and was served later that day on all parties through their counsel.

17. On July 1, 2011, commencing at 7:00 AM, PRVT held an emergency meeting of its board of directors to elect an independent director to fill Bernt Akander’s vacancy. However, at the July 1, 2011 emergency meeting, the board of directors did not set the record date for the August 15, 2011 shareholder meeting.

18. At the commencement of the July 1 emergency board meeting, Plaintiffs’ counsel, Charles McCrea (who was attending the meeting telephonically pursuant to Court order) reminded the board of the Court’s June 28, 2011 order instructing PRVT to set the record date for the August 15, 2011 shareholder meeting at this meeting and requested that the item be added to the agenda. However, Milton, acting as the chairman of the meeting, refused to do so. Thereafter, Plaintiff and director Ilan Bunimovitz made a formal motion to add an item to the agenda that would allow the board to set the record date for the August 15, 2011 shareholder meeting. This motion was seconded and supported by director Eric Johnson. However, Milton

[1]	The parties later stipulated that the shareholder meeting could be held “on or before August 16, 2011” because, apparently, August 15 was a pan-European holiday.

and other directors voted against it and it failed to pass.

19. After the emergency board meeting, Mr. McCrea sent an email to PRVT’s counsel, Robert Dotson, informing him of his client’s refusal to follow the June 28, 2011 order.

In the email, Mr. McCrea told Mr. Dotson:

The purpose of this email is to advise you that we will be filing a motion for order to show cause why PRVT should not be held in contempt for violating the Court’s June 28 order unless you advise me in writing by 12:00 noon today (PDT) that the Board of Directors will execute a unanimous written consent setting the record date for the August 15, 2011 shareholders meeting for a date no later than July 8, 2011.

20. Mr. Dotson responded to Mr. McCrea’s email stating that PRVT could not have amended the agenda to set the record date for the August 15, 2011 shareholder meeting and that PRVT would call another meeting of the board at some unspecified future date to address the issue.

21. On July 5, 2011, Plaintiffs filed the Contempt Motion, which was set for hearing on July 12, 2011. On July 12, 2011, the Court found cause to hold an evidentiary hearing and set the hearing for July 25 and 26, 2011.2 The Court also ordered that PRVT’s board of directors set a record date of July 1, 2011 for the August 15, 2011 shareholder meeting.

22. On July 17, 2011, PRVT noticed a special meeting of its board of directors for July 18, 2011. At that meeting the board passed a resolution acknowledging that the Court had ordered a record date of July 1, 2011 for the August 15, 2011 shareholder meeting.

23. On July 26, 2011, owing to PRVT’s failure to take any concrete steps to effect an August 15, 2011 shareholder meeting, the Court vacated the order entered July 1, 2011 setting the August 15, 2011 shareholder meeting. At the same time, the Court determined sua sponte to reconsider its Findings of Fact, Conclusions of Law and Preliminary Injunction entered November 17, 2010, in so far as the Court denied Plaintiffs’ request pursuant to NRS 78.650 for

[2]

On July 13, 2011, PRVT exercised its right pursuant to NRS 22.030(3) to require Judge Gonzalez to recuse herself from presiding over the contempt hearing and the matter was subsequently assigned to the Honorable Kenneth C. Cory. Following an evidentiary hearing on July 25 and 26, 2011, Judge Cory found PRVT in contempt Judge Gonzalez’s July 1, 2011 Order.

the appointment of a receiver, and set a hearing for August 23, 2011.3

24. Throughout the course of this lawsuit, PRVT has demonstrated a propensity for disregarding or resisting clear and unambiguous orders of this Court. Most egregiously, as set forth in the Court’s June 20 Order, PRVT knowingly disobeyed the Court’s October 21, 2010 Order, causing Consipio to be disenfranchised of its right to vote 3,950,000 PRVT shares at the 2010 annual shareholder meeting. Had PRVT complied with the October 21, 2010 Order, the Consipio Slate of directors would have been elected by a margin of well over 3,300,000 shares and an orderly change in control of PRVT would have ensued. Instead, since November 18, 2010, Milton has retained control of PRVT.

25. The Court’s invalidation of the results of the 2010 shareholder election of directors caused by PRVT’s failure to comply with the October 21 Order required the Court to order a costly and time consuming new election. This also resulted in substantial, perhaps irreparable, harm to Plaintiffs and caused Plaintiffs to incur substantial unnecessary attorneys’ fees and costs in seeking to enforce the October 21 Order.

26. From June 28, 2011 through July 18, 2011, PRVT again resisted clear and unambiguous orders of the Court. These orders took the form of a ruling from the bench on June 28, 2011 and a written order entered July 1, 2011. Both orders were clear and unambiguous and required PRVT to convene an emergency meeting of the board of directors to set a record date for the 2010 annual shareholder meeting. As of July 1, 2011, PRVT had actual knowledge of the written order entered that day but took no action to comply with it until after the Contempt Motion was filed and after the Court had found cause to order an evidentiary hearing thereon. At no time prior to the setting of the evidentiary hearing did PRVT raise an objection to, appeal or otherwise seek clarification of the July 1, 2011 written order.

27. PRVT knowingly disobeyed or, at the very least, knowingly and actively resisted in complying with the July 1, 2011 written order.

28. During the past year, the so-called “independent” directors on PRVT’s board have

[3]	This was initially a ruling from the bench that was confirmed in a written order entered August 16, 2011.

taken no initiative to seek collection of the more than $10 million in outstanding loans made by Milton to himself and related entities without authorization of PRVT’s board of directors which have been due and owing for several years.

29. When this action was commenced in August 2010, the financial statements filed with the Securities and Exchange Commission reflect that PRVT’s financial condition was very tenuous. In 2007, 2008 and 2009, PRVT reported net operating losses as of December 31 for each year of EUR 400,000, EUR 5.2 million and of EUR 20.5 million, respectively (roughly $535,000, $7.0 million and $26.6 million, respectively, at the current exchange rate). According to PRVT’s Annual Reports filed with the SEC for the years ending December 31, 2009 and 2010, “the Company has suffered recurring losses from operations over the past years and has not yet reestablished profitable operations. These factors raise substantial doubt about its ability to continue as a going concern.”

30. The financial statements included in PRVT’s Form 10-Q for the period ending June 30, 2011, filed August 15, 2011, reflect that PRVT’s financial condition has deteriorated significantly since this action was filed. PRVT’s outside auditors continue to express doubt about PRVT’s ability to continue as a going concern.

31. PRVT’s directors, most notably Milton, have been guilty of gross mismanagement in the conduct or control of PRVT’s affairs.

32. PRVT’s directors, most notably Milton, have been guilty of misfeasance, malfeasance or nonfeasance.

33. PRVT has been unable to conduct its business in accordance with established principles of good corporate governance because of Milton’s refusal to allow it do so and his exercise of undue influence over PRVT’s so-called “independent” directors.

34. PRVT’s assets are in danger of waste, sacrifice or loss.

35. The appointment of a receiver over PRVT is necessary to preserve its remaining assets and business and to protect its shareholders.

36. Eric Johnson is a current director of PRVT who has been guilty of no negligence nor active breach of duty and appears otherwise qualified to act as a receiver of PRVT until further order of the Court.

37. If any Finding of Fact is properly a Conclusion of Law, it shall be so deemed.

CONCLUSIONS OF LAW

Based on the foregoing Findings of Fact, the Court reaches the following Conclusions of Law:

1. This Court has subject matter jurisdiction over this action under the Nevada Constitution, Article 6, § 6.

2. Venue is proper in this Court pursuant to NRS 13.040 and NRS 78.650(1).

3. This Court has jurisdiction over PRVT and its direct and indirect subsidiaries.

4. Plaintiffs have met the requirements of NRS 78.650 supporting the appointment of a receiver over PRVT for the purposes of (a) preserving PRVT’s assets and operating its business; (2) promptly setting the date for and conducting PRVT’s 2011 annual shareholder meeting; and (3) exercising the all the functions, powers, tenure and duties to be exercised under the direction of the Court as are conferred on receivers and as provided in NRS 78.635, 78.640 and 78.645.

5. Eric Johnson is entitled to preference in serving as a receiver pursuant to NRS 78.650(4).

ORDER

Based on the foregoing Findings of Fact and Conclusions of Law, it is hereby

ORDERED, ADJUDGED AND DECREED that Eric Johnson shall be appointed receiver of PRVT until further order of the Court. And it is further

ORDERED, ADJUDGED AND DECREED that Mr. Johnson shall have, among the usual powers, all the functions, powers, tenure and duties to be exercised under the direction of the Court as are conferred on receivers and as provided in NRS 78.635, 78.640 and 78.645 including, without limitation, the power and authority (i) to hire such attorneys, accountants, managers, consultants and other advisers and assistants at PRVT’s expense as he deems necessary and prudent under the circumstances; and (ii) to suspend any officer or employee of

PRVT or any director, officer, administrator, managing member or employee of any direct or indirect subsidiary of PRVT. And it is further

ORDERED, ADJUDGED AND DECREED, that Mr. Johnson shall immediately take control of all assets of PRVT including, without limitation, all direct and indirect subsidiaries of PRVT (including those entities named below) and their respective assets. To achieve control over any such subsidiary, Mr. Johnson or his designee or assignee shall be and is empowered by this Court to remove, suspend and/or appoint directors, officers, administrators, managing members and employees of all of PRVT’s direct and indirect subsidiaries including but not limited to:

Cine Craft, Ltd. (Gibralter)

Coldfair Holdings Limited (Cyprus)

Fraserside Holdings Ltd. (Cyprus)

Peach Entertainment Distribution AB (Sweden)

Milcap Media Group S.L.U. (Spain)

Private Media Group Services S.L. (Spain)

Private Benelux B.V. (The Netherlands)

Private France SAS (France)

Private North America, Ltd. U.S. (California)

Barbuda B.V. (The Netherlands)

Ceresland S.L. (Spain)

Private Media Group Canada, Inc. (Canada)

Fraserside IP LLC U.S. (Iowa)

ThinkForward, Inc. U.S. (California)

GreenCine, Inc. U.S. (Delaware)

Mama’s LLC U.S. (Delaware)

GameLink LLC U.S. (Delaware)

eLine LLC U.S. (Delaware)

Sureflix Digital Distribution, Inc. U.S. (Delaware)

Entruphema, Inc. (Canada)

And it is further

ORDERED, ADJUDGED AND DECREED, specifically with respect to Milcap Media Group S.L.U., Private Media Group Services S.L. and Ceresland S.L. (all registered in Spain), Mr. Johnson, or his designee or assignee, is authorized to conduct all business on behalf of these companies including the removal, suspension and/or appointment of directors, officers, administrators and employees. He, or his designee or assignee, is further authorized to engage these companies as signatory and authorize all and any corporate resolutions of these companies.

And it is further

ORDERED, ADJUDGED AND DECREED, specifically with respect to Fraserside Holdings Limited (registered in Cyprus; registration number HE 195933), Mr. Johnson, or his designee or assignee, may execute all resolutions including resolutions as Private Media Group, Inc. as sole member of Fraserside Holdings Limited in accordance with article 80 of Fraserside Holdings Limited’s Articles of Association. Mr. Johnson, or his designee or assignee, is authorized to conduct all business on behalf of Fraserside Holdings Limited including the removal, suspension and/or appointment of directors, officers, administrators and employees. He, or his designee or assignee, is further authorized to engage Fraserside Holdings Limited as signatory and authorize all and any corporate resolutions of Fraserside Holdings Limited. And it is further

ORDERED, ADJUDGED AND DECREED, specifically with respect to Coldfair Holdings Limited (registered in Cyprus) Mr. Johnson, or his designee or assignee, may execute all resolutions including resolutions as Private Media Group, Inc. as sole member of Coldfair Holdings Limited in accordance with Coldfair Holdings Limited’s Articles of Association. Mr. Johnson, or his designee or assignee, is authorized to conduct all business on behalf of Coldfair Holdings Limited including the removal, suspension and/or appointment of directors, officers, administrators and employees. He, or his designee or assignee, is further authorized to engage Coldfair Holdings Limited as signatory and authorize all and any corporate resolutions of Coldfair Holdings Limited. And it is further

ORDERED, ADJUDGED AND DECREED, specifically with respect to Peach Entertainment Distribution AB (registered in Sweden) Mr. Johnson, or his designee or assignee, may execute all resolutions and formalities including resolutions on behalf of Fraserside Holdings Limited. Mr. Johnson, or his designee or assignee, is authorized to conduct all business on behalf of Peach Entertainment Distribution AB including the removal, suspension and/or appointment of directors, officers, administrators and employees. He, or his designee or assignee, is further authorized to engage Peach Entertainment Distribution AB as signatory and authorize all and any corporate resolutions of Peach Entertainment Distribution AB. And it is further

ORDERED, ADJUDGED AND DECREED that Mr. Johnson shall promptly set the date for and conduct PRVT’s 2011 annual shareholder meeting in accordance with PRVT’s Bylaws and applicable rules and regulations. And it is further

ORDERED, ADJUDGED AND DECREED that, commencing 30 days after the effective date of his appointment, Mr. Johnson shall file with the Court monthly reports summarizing his activities as receiver. The monthly report shall detail such costs as may be incurred by PRVT at Mr. Johnson’s direction in performing his duties as receiver including travel expenses and compensation paid to professional advisers and consultants and others retained by him. The reports shall be accompanied by financial statements including consolidated balance sheets, consolidated statements of income (loss), consolidated statements of cash flows and consolidated statements of shareholders’ equity. And it is further

ORDERED, ADJUDGED AND DECREED that as compensation for serving as receiver of PRVT, Mr. Johnson’s current compensation from PRVT of $235,000 (Canadian) shall be increased by 20% to $282,000 (Canadian).

Ordered that the receiver will serve without the necessity of posting a bail.

DATED and DONE this 25 day of August 2011.

DISTRICT COURT JUDGE